Exhibit 10.11

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY FOREIGN JURISDICTION OR ANY STATE WITHIN THE UNITED STATES.  SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR SUCH FOREIGN OR STATE SECURITIES LAW OR UNLESS THE PARENT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE PARENT AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

No. []	Date of Issuance
US$[PRINCIPAL AMOUNT]	[DATE], 2025

FOR VALUE RECEIVED, JIMMY JANG, L.P., a Delaware limited partnership; BAKER TECHNOLOGIES, INC., a Delaware corporation; JUPITER RESEARCH, LLC, an Arizona limited liability company; and COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation (collectively, jointly and severally, with their respective successors and assigns, the “Company”), hereby promises to pay to the order of [PURCHASER NAME] (the “Holder”), the principal sum of US$[PRINCIPAL AMOUNT], together with interest thereon from the date of this Note (the “Effective Date”). The principal and accrued and unpaid interest of this Note will be due and payable by the Company on the Maturity Date.

This Note is one of a series of Notes issued pursuant to that certain Secured Note Purchase Agreement, dated November 3, 2025, by and among the Company, the Holder and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.  All rights and obligations under this Note are governed by the Purchase Agreement.

1.	Interest; Interest Payment. Interest will accrue daily at a rate of 10% per annum (the “Interest Rate”).

All interest hereunder shall be calculated by the Noteholder Representative on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and shall compound monthly.

2.	Default Interest. During the continuance of an Event of Default, interest will accrue at a rate equal to the Interest Rate plus six percent (6%) per annum (“Default Interest”).
3.	Principal and Interest Payments. The entire outstanding accrued but unpaid interest and principal amount of this Note shall be payable on the earlier of (a) the tenth (10th) day following the date on which the Company receives written notice from Holder that an

Event of Default has occurred and is continuing without cure and demanding immediate payment of all amounts due under this Note in full or (b) the Maturity Date.
4.	Optional Conversion. Holder shall have the right, but not the obligation, at any time after the Issuance Date and until the Maturity Date, or thereafter during an Event of Default, to convert all or any portion of the outstanding Principal Amount, accrued interest and fees due and payable thereon into fully paid and non-assessable common shares of Parent or any Borrower at the Conversion Price, as defined below (the “Conversion Shares”).
5.	[Reserved]
6.	Payment. All payments will be made in lawful money of the United States of America at the principal office of the Holder, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to fees payable to the Purchasers (if any) then due and payable, then to reimbursement and indemnity obligations to the Noteholder Representative and the Purchasers (if any, and on a pro rata basis) then due and payable, then to fee obligations of the Noteholder Representative then due and payable, then to accrued interest due and payable, with any remainder applied to principal.
7.	Late Fee. If any payment of interest and/or principal under this Note is not received by the Holder hereof on the date such payment was due, regardless of any notice and cure periods, then in addition to the remedies conferred upon the Holder hereof as set forth in the Purchase Agreement, a late charge equal to the product of (A) $40,000 multiplied by (B) the Pro Rata Portion will be added to the delinquent amount. Provided no Default or Event of Default is continuing, upon payment in full of all other outstanding charges, costs, fees, and expenses that Company may owe as a result of a late payment, including any Default Interest, any late fees actually paid will be credited against the other Obligations in the order set forth in Section 4.
8.	Security. This Note is a secured obligation of the Company and the Subsidiaries as more fully set forth in the Security Agreements. The Obligations under this Note are guaranteed by the Guarantors pursuant to the Guarantees.
9.	Taxes. Any and all payments by the Company (or any payment by a Guarantor) under this Note shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Laws. If the Holder shall be required to deduct or withhold any Taxes from or in respect of any amount payable under this Note, then the Holder shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws. Any amount deducted or withheld by Holder shall be considered for purposes of this Note to have been paid to the Holder and neither the Company nor the Parent shall have any obligation to pay any additional amounts in respect of amounts so deducted or withheld.
10.	Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.
11.	Purchase Agreement: This Note is issued in connection with the Purchase Agreement which contains additional terms relevant to the administration of the Notes, the obligations of the Company (amongst others) and the rights of the Holder.
12.	Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Noteholder Representative. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns). No transfer or assignment of the Note is effective unless and until the transferee or assignee executes and delivers to the Noteholder Representative counterpart signature pages to the Purchase Agreement. The assignee or transferee of the Note shall execute any other agreements or documents reasonably required by the Noteholder Representative or the Company.
13.	Officers and Directors not Liable. In no event will any officer or director of the Company or the Parent be liable for any amounts due and payable pursuant to this Note.
14.	Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.
15.	Choice of Law. This Note will be governed by and construed in accordance with the internal laws of the State of Arizona, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Arizona.
16.	Approval. The Company hereby represents that its general partner or board of directors (as applicable), and the Parent’s board of directors, in the exercise of their fiduciary duties, has approved the Company's execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation. In addition, the Company hereby represents that it shall use the principal of this Note in accordance with the Purchase Agreement.
17.	Canada Interest Act.
a.If, notwithstanding the parties’ express choice of law under Section 13, the laws of Canada were applied to this Note, then for purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Note is calculated using a rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 (or such other period that is less than a calendar year), as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Note, and (iii) the rates of interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.
b.If any provision of this Note or of any of the other Loan Documents would obligate a Loan Party to make any payment of interest or other amount payable to any Purchaser or the Noteholder Representative in an amount or calculated at a rate which would be prohibited by applicable Law or would result in a receipt by such Purchaser or Noteholder Representative of interest at a criminal rate pursuant to applicable Law then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law or so result in a receipt by such Purchaser or Noteholder Representative of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to such Purchaser or Noteholder Representative under the applicable Loan Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Purchaser or Noteholder Representative which would constitute “interest” for purposes of such applicable Law.
18.	Judgment Currency.
a.If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Purchaser in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Purchaser could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable Law, on the day on which the judgment is paid or satisfied.
b.The obligations of any Loan Party in respect of any sum due in the Original Currency from it to any Purchaser or the Noteholder Representative under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the applicable Purchaser or Noteholder Representative of any sum adjudged to be so due in the Other Currency, the Purchaser or Noteholder Representative, as applicable, may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Purchaser or Noteholder Representative in the Original Currency, each of the Companies hereby acknowledge and agree, on their own behalf and on behalf of each other Loan Party, as a separate obligation and notwithstanding the judgment, to indemnify such Purchaser or Noteholder Representative, as applicable, against any loss, and, if the amount of the

Original Currency so purchased exceeds the sum originally due to such Purchaser or Noteholder Representative in the Original Currency, the applicable Purchaser or Noteholder Representative shall remit such excess to the Company.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company hereto has executed this Note as of the date set forth above.

JIMMY JANG, L.P., a Delaware limited partnership

By:

JIMMY JANG HOLDINGS INC., a British Columbia corporation, its general partner

By:_____________________________

Name: Tim Conder

Title: Chief Executive Officer

Address:

7655 E REDFIELD RD, SUITE 110,
SCOTTSDALE, AZ 85260
Attn: Legal Department
Email: legal@tiltholdings.com

BAKER TECHNOLOGIES, INC., a Delaware corporation

By: _____________________________

Name: Tim Conder

Title: President

Address:

7655 E REDFIELD RD, SUITE 110,
SCOTTSDALE, AZ 85260
Attn: Legal Department
Email: legal@tiltholdings.com

JUPITER RESEARCH, LLC, an Arizona limited liability company

By: _____________________________

Name: Tim Conder

Title: Chief Executive Officer

Address:

7655 E REDFIELD RD, SUITE 110,
SCOTTSDALE, AZ 85260

Attn: Legal Department
Email: legal@tiltholdings.com

COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation

By: _____________________________

Name: Tim Conder

Title: President

Address:

7655 E REDFIELD RD, SUITE 110,
SCOTTSDALE, AZ 85260
Attn: Legal Department
Email: legal@tiltholdings.com

Acknowledged and Agreed to:

TILT HOLDINGS INC., a British Columbia corporation

By: _____________________________

Name: Tim Conder

Title: CEO

Address:

7655 E REDFIELD RD, SUITE 110,
SCOTTSDALE, AZ 85260
Attn: Legal Department
Email: legal@tiltholdings.com